Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Immatics N.V. of our report dated March 27, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Immatics N.V.’s Annual Report on Form 20-F for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Stuttgart, Germany

March 27, 2025

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Stefanie Fink Wirtschaftsprüferin (German Public Auditor)	/s/ Jens Rosenberger Wirtschaftsprüfer (German Public Auditor)